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                                                                  EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of County Bank Corp. for the year ended December 31, 1997, of our report dated January 30, 1998 included in the 1997 Annual Report to the Shareholders of County Bank Corp.






/s/ PLANTE & MORAN, LLP

PLANTE & MORAN, LLP
Bloomfield Hills, Michigan
March 25, 1998